Exhibit 10.8

CB Pharma Acquisition Corp.

24 New England Executive Park, Suite 105

Burlington, Massachusetts 01803

Gentlemen:

CB Pharma Acquisition Corp. (“Company”), a blank check company formed for the purpose of acquiring one or more businesses or entities (a “Business Combination”), intends to register its securities under the Securities Act of 1933, as amended (“Securities Act”), in connection with its initial public offering (“IPO”).

The undersigned commits to purchase an aggregate of 20,000 units (“Initial Units”) of the Company, each Initial Unit consisting of one ordinary share, par value $0.0001 per share of the Company (“Ordinary Shares”), and one right (“Right”) each entitling the holder to receive one-tenth (1/10) of an Ordinary Share upon consummation of a Business Combination, and one warrant (“Warrant”) to purchase one half (1/2) of an Ordinary Share with an exercise price of $11.50 per whole share, at $10.00 per Initial Unit, or an aggregate purchase price of $200,000 (the “Initial Purchase Price”). Additionally, if the underwriters in the IPO exercise their over-allotment option in full or part, the undersigned further commits to purchase up to an additional 3,000 units (“Additional Units” and together with the Initial Units, the “Private Units”) for an aggregate purchase price of $30,000 (the “Over-Allotment Purchase Price” and together with the Initial Purchase Price, the “Purchase Price”), pro rata with the portion of the over-allotment option that was exercised. At least twenty-four (24) hours prior to the effective date of the Registration Statement, the undersigned will cause the full Purchase Price of $230,000 to be delivered to Graubard Miller (“GM”), counsel for the Company, by wire transfer as set forth in the instructions attached as Exhibit A to hold in a non-interest bearing account until the Company consummates the IPO and over-allotment option, if any.

The consummation of the purchase and issuance of the Initial Units and Additional Units (if any) shall occur simultaneously with the consummation of the IPO and over-allotment option (if any), respectively. Simultaneously with the consummation of the IPO, GM shall deposit the Initial Purchase Price, without interest or deduction, into the trust fund (“Trust Fund”) established by the Company for the benefit of the Company’s public stockholders as described in the Registration Statement. Simultaneously with the consummation of all or any part of the over-allotment option, GM shall deposit the pro-rata portion of the Over-Allotment Purchase Price, based upon the amount of the over-allotment option that has been exercised, without interest or deduction, into the Trust Fund. Upon expiration of the over-allotment option, GM shall return any unused portion of the Over-Allotment Purchase Price to the undersigned, without interest. If the Company does not complete the IPO within six (6) months from the date of this letter (subject to a six (6) month extension at the Company’s option in its sole discretion), the Purchase Price (without interest or deduction) will be returned to the undersigned.

Each of the Company and the undersigned acknowledges and agrees that GM is serving hereunder solely as a convenience to the parties to facilitate the purchase of the Private Units and GM’s sole obligation under this letter agreement is to act with respect to holding and disbursing the Purchase Price for the Private Units as described above. GM shall not be liable to the Company or the undersigned or any other person or entity in respect of any act or failure to act hereunder or otherwise in connection with performing its services hereunder unless GM has acted in a manner constituting gross negligence or willful misconduct. Subject to the last sentence of this paragraph, the Company shall indemnify GM against any claim made against it (including reasonable attorney’s fees) by reason of it acting or failing to act in connection with this letter agreement except as a result of its gross negligence or willful misconduct. GM may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties. Notwithstanding anything to the contrary contained herein, GM agrees that it does not have any right, title, interest or claim of any kind in or to any monies of the Trust Fund (“Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any services provided to the Company and will not seek recourse against the Trust Fund for any reason whatsoever.

The Private Units will be identical to the units to be sold by the Company in the IPO, except that the Company agrees that so long as the Warrants included in the Private Units are held by the undersigned or its permitted transferees, it will not redeem such Warrants, it will permit the undersigned or its permitted transferees to exercise such Warrants on a cashless basis and such Warrants may be exercisable for unregistered ordinary shares even if the prospectus relating to the ordinary shares issuable upon exercise of the Warrants is not current and effective. Additionally, the undersigned agrees:

•	to vote the Ordinary Shares included in the Private Units in favor of any proposed Business Combination;

•	not to propose, or vote in favor of, an amendment to the Company’s amended and restated memorandum and articles of association with respect to the Company’s pre-Business Combination activities prior to the consummation of such a Business Combination unless the Company provides dissenting public shareholders with the opportunity to convert their public shares in connection with any such vote;

•	not to convert any Ordinary Shares included in the Private Units into the right to receive cash from the Trust Fund in connection with a shareholder vote to approve either a Business Combination or an amendment to the provisions of the Company’s amended and restated memorandum and articles of association relating to shareholders’ rights or pre-business combination activity (or sell any Ordinary Shares included in the Private Units to the Company in a tender offer in connection with a proposed initial Business Combination);

•

that the Private Units and underlying securities will not be (a) transferable until after the completion of a Business Combination except (i) to the Company’s officers, directors and employees, to the undersigned’s affiliates, or to its members upon its liquidation, (ii) to relatives and trusts for estate planning purposes, (iii) by virtue of the laws of descent and distribution upon death, (iv) pursuant to a qualified domestic relations order, (v) by private sales made in connection with the consummation of a Business Combination at prices no greater than the price at which the Private Units were originally purchased or (vi) to the Company for cancellation in connection with the consummation of a Business Combination, in each case (except for clause vi) where the transferee agrees to the terms of the transfer restrictions or (b) sold, transferred, assigned, pledged or hypothecated , or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the Registration Statement, except to any underwriter and selected dealer participating in the IPO and their bona fide officers or partners and except as otherwise provided in Rule 5110(g)(2) of the Conduct Rules of FINRA;

•	the Private Units will be subject to customary registration rights, pursuant to a Registration Rights Agreement on terms agreed upon by the Company and the Underwriters to be filed as an exhibit to the Registration Statement;

•	notwithstanding anything to the contrary, neither the Private Units nor any of the securities underlying the Private Units shall be exercisable after the five year anniversary of the effective date of the Registration Statement; and

•	the undersigned will not participate in any liquidation distribution with respect to the Private Units (but will participate in liquidation distributions with respect to any units or Ordinary Shares purchased by the Undersigned in the IPO or in the open market) if the Company fails to consummate a Business Combination.

The undersigned hereby represents and warrants that:

(a)	it has been advised that the Private Units have not been registered under the Securities Act;

(b)	it is acquiring the Private Units for its account for investment purposes only;

(c)	it has no present intention of selling or otherwise disposing of the Private Units in violation of the securities laws of the United States;

(d)	it is an “accredited investor” as defined by Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended;

(e)	it has had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder;

(f)	it is familiar with the proposed business, management, financial condition and affairs of the Company;

(g)	it has full power, authority and legal capacity to execute and deliver this letter and any documents contemplated herein or needed to consummate the transactions contemplated in this letter; and

(h)	this letter constitutes its legal, valid and binding obligation, and is enforceable against it.

Very truly yours,

EarlyBirdCapital, Inc.

By:
Name:
Title:

Accepted and Agreed:

CB PHARMA ACQUISITION CORP.

By:
Name:
Title:

Graubard Miller

(solely with respect to its obligations to hold

and disburse monies for the Private Units)

By:
Name: Jeffrey M. Gallant
Title: Partner